UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 27, 2005

WHEELING ISLAND GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-81778	16-1333214
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

1 South Stone Street, Wheeling, West Virginia		26003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (304) 232-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) Appointment of Principal Officers

On July 27, 2005, the Board of Directors of Wheeling Island Gaming, Inc. (the “Company”), by written unanimous consent, appointed Robert D. Marshall Jr. as president and general manager of the Company, which is a direct subsidiary of Delaware North Companies Gaming & Entertainment, Inc. and an indirect subsidiary of Delaware North Companies, Inc.  Since 2003, Mr. Marshall has been in one of the top leadership posts for Delaware North Companies Parks & Resorts, which is an affiliate of Delaware North Companies Gaming & Entertainment and subsidiary of Delaware North Companies, managing a portfolio of top destinations including Kennedy Space Center Visitor Complex, Niagara Falls State Park and the Balsams Resort in New Hampshire. Prior to joining Delaware North Companies, Marshall was the director of facilities and services with Accenture beginning in 1999, where he was responsible for overseeing office operation, budgeting and project management for eight locations in the Chicago metro area. Prior to that time, Mr. Marshall worked at Wyndham Hotels & Resorts and at Sands Hotel, Casino and Country Club.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibit  99.1  Press Release, dated July 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Wheeling Island Gaming, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING ISLAND GAMING, INC.

By:	/s/ Dean Lawrence
	Name:	Dean Lawrence
	Title:	Vice President of Finance

Date:  July 29, 2005

EXHIBIT INDEX

DOC. NO.	DOCUMENT DESCRIPTION

99.1	Press Release, dated July 27, 2005.